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    PRICING SUPPLEMENT NO. 34                TO PROSPECTUS DATED July 30, 1996
    CUSIP #44922L3Q7                                RULE NO. 424 (b) (2)
                                                    REGISTRATION NO. 333-06335
                        (AS SUPPLEMENTED August 8, 1996)


                             IBM CREDIT CORPORATION


                                MEDIUM-TERM NOTE



               (DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE)



                                (FIXED RATE NOTE)


    Principal Amount: $60,000,000.00                                  Designation      : N9701013

    Issue Price (as a % of Principal Amount): 100.000%                Orig. Issue Date : 05/01/97

    Record Dates: 02/15, 08/15                                        Maturity Date    : 05/01/98

    Interest Payment Dates: 03/01, 09/01                              Initial Int. Rate:  6.32000% per yr.


    Redemption:


    Check opposite applicable paragraph.



    XXX
    -----  The Notes cannot be redeemed prior to maturity.


    -----  The Notes may be redeemed prior to maturity.



    Initial Redemption Date: N/A

         The Optional Redemption Price shall initially be N/A of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Dates by N/A of the principal amount to be redeemed until the Optional redemption Price is 100% of such principal amount.

    DATED 04/29/97